UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2017
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (512) 732-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 21, 2017, American Campus Communities, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing, among other things, earnings for the quarter ended December 31, 2016. The text of the Earnings Release is included as Exhibit 99.1 to this Current Report.

The Earnings Release is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 21, 2017, the Company disclosed a supplemental analyst package in connection with its earnings conference call for the quarter ended December 31, 2016 which will take place on February 22, 2017. A copy of the supplemental analyst package is attached hereto as Exhibit 99.2.

The supplemental analyst package is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     The list of exhibits is incorporated herein by reference to the Exhibit Index.

SIGNATURE(S)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: February 22, 2017	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Earnings Release Dated February 21, 2017
EX-99.2	Supplemental Analyst Package –Fourth Quarter 2016